Exhibit 10.2


                           SECOND AMENDED AND RESTATED
                             PLAN OF REORGANIZATION*

                  This Second Amended and Restated Plan of Reorganization (the "Plan of Reorganization") is dated as of March 9, 1998, and is entered into and agreed upon by and among Security First Network Bank ("SFNB"), and, upon organization, Security First Technologies Corporation, a Delaware corporation (the "Holding Company") and New Security First Network Bank, a federal savings bank in organization (the "New Bank") (jointly referred to as the "Parties"), and replaces in its entirety the Plan of Reorganization and Merger, dated January 28, 1997, and the Amended and Restated Plan of Reorganization, dated January 28, 1998, by and among the Parties. This Plan of Reorganization also constitutes a plan of voluntary dissolution of SFNB pursuant to Section 546.4 of the rules and regulations of the Office of Thrift Supervision ("OTS").

                                    RECITALS

         1. SFNB is a federal savings bank, duly organized and validly existing under the laws of the United States, with its principal office at 3390 Peachtree Road, NE, Atlanta, Georgia. The authorized capital stock of SFNB consists of (i) 25,000,000 shares of common stock, no par value per share ("SFNB Common Stock"), of which 10,487,244 shares were issued and outstanding as of December 31, 1997, and (ii) 2,500,000 shares of preferred stock, no par value, of which 1,251,084 shares were issued and outstanding as of December 31, 1997 ("SFNB Preferred Stock") (SFNB Common Stock and SFNB Preferred Stock are jointly referred to as "SFNB Stock").

         2. SFNB will cause the organization of the Holding Company and then will cause the Holding Company to enter into this Plan of Reorganization.

         3. Upon its organization, the Holding Company will be a corporation, duly organized and validly existing under the laws of the State of Delaware, with its principal office to be located at 3390 Peachtree Road, NE, Atlanta, Georgia. At the time the transactions contemplated by the Plan of Reorganization are consummated, the authorized capital stock of the Holding Company will consist of 60,000,000 shares of common stock, par value $0.01 per share (the "Holding Company Common Stock"), and 5,000,000 shares of serial preferred stock, par value $0.01 per share (the "Holding Company Preferred Stock") (Holding Company Common Stock and Holding Company Preferred Stock are jointly referred to as the "Holding Company Stock"). No shares of the Holding Company Stock are issued and outstanding as of the date hereof.

         4. SFNB will cause the organization of the New Bank as a wholly owned operating subsidiary of SFNB and then will cause the New Bank to enter into this Plan of Reorganization.

         5. Upon its organization, New Bank will be chartered as a federal savings bank, duly organized and existing under the laws of the United States, with its principal office at a location within the United States to be determined by the Parties prior to the Contribution (as defined below). At the time the transactions contemplated by the Plan of Reorganization are consummated, the authorized capital stock of New Bank will consist of 1,000 shares of common stock, $.01 par value per share.




---------
* As amended on June 4, 1998 and on September 25, 1998

         NOW, THEREFORE, each of the Parties agrees as follows:

         SECTION 1. SHAREHOLDER APPROVAL OF THE PLAN OF REORGANIZATION

         1.1. This Plan of Reorganization shall be submitted for approval by the holders of SFNB Common Stock at a meeting to be called and held in accordance with the applicable provisions of law (the "Shareholder Meeting"). This Plan of Reorganization also will be submitted for approval by the holders of SFNB's Preferred Stock by written consent. SFNB, as the organizer of the Holding Company will approve the Plan of Reorganization on behalf of the Holding Company by unanimous written consent. SFNB as the organizer of the New Bank will approve the Plan of Reorganization on behalf of the New Bank by unanimous written consent.

         1.2. If the requisite approval of the Plan of Reorganization is obtained at the Shareholder Meeting, then after the Shareholder Meeting and until the Effective Time, as hereafter defined, SFNB shall issue certificates for SFNB Stock, whether upon transfer or otherwise, only if such certificates bear a legend, the form of which shall be approved by the board of directors of the Holding Company, indicating that the Plan of Reorganization has been approved and that shares of SFNB Stock evidenced by such certificates are subject to consummation of the Plan of Reorganization.

         SECTION 2. DEFINITIONS

         2.1. EFFECTIVE TIME. The Plan of Reorganization shall become effective upon the agreement of each of the Parties and as soon as possible upon satisfaction of all conditions hereto, including obtaining the shareholder approval of the Plan of Reorganization, and the expiration of any applicable waiting periods. Such time, when all the transactions contemplated hereby are effected, is hereinafter called the "Effective Time." Notwithstanding the foregoing, the Effective Time shall not occur until the moment immediately prior to the Closing, as defined in the Agreement identified in Section 2.2.

         2.2. BANKING BUSINESS. The term "Banking Business" shall have the meaning set forth in Section 2.3 of the Stock Purchase Agreement (the "Agreement"), dated as of March 9, 1998, by and among Royal Bank of Canada, RBC Holdings (Delaware) Inc., SFNB and upon organization, the Holding Company, and shall include the Acquired Assets and Assumed Liabilities, as provided for and defined in the Agreement. "Banking Business" does not include, among other things, the stock of Security First Technologies, Inc. and cash or cash equivalent assets that when taken from SFNB will not cause its total capital to decrease below $10 million.

         2.3. NON-BANKING BUSINESS. The term "Non-Banking Business" shall mean those assets and liabilities of SFNB that are not included in the Banking Business. The term Non-Banking Business also includes the stock of the New Bank.

         SECTION 3.     ACTIONS AT THE EFFECTIVE TIME

         SECTION 3.1.  CONTRIBUTION  OF THE BANKING  BUSINESS OF SFNB TO THE NEW
                       BANK

         3.1.1. At the Effective Date, SFNB shall contribute the Banking Business to the New Bank (the "Contribution").

         3.1.2. As a result of the Contribution, the New Bank shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of SFNB with respect to the Banking Business; and all singular rights, privileges, immunities, powers and franchises of SFNB, and all property, real, personal and mixed, and all debts due to SFNB with respect to the Banking Business, on whatever account, including subscriptions to shares, and all other things in action or belonging to SFNB shall be vested in the New Bank; and all property, rights, privileges, immunities, powers and franchises, and all and every interest with respect to the Banking Business, shall be thereafter as effectually the property of the New Bank as they were of SFNB.

         3.1.3. All rights of creditors and all liens upon any of the Acquired Assets shall be preserved unimpaired and all Assumed Liabilities thenceforth attach to the New Bank and may be enforced against the New Bank to the same extent as if said Assumed Liabilities had been incurred or contracted by it; provided, however, that all such liens shall attach only to the Acquired Assets to which they were attached prior to the Effective Time.

         3.1.4. Any action or proceeding, whether civil, criminal or administrative, instituted, pending or threatened by or against SFNB relating to the Banking Business shall be prosecuted as if the Contribution had not taken place, and the New Bank may be substituted as a party in such action or proceeding in place of SFNB.

         3.1.5. If, at any time after the Effective Time, the New Bank shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm in the New Bank its right, title or interest in, to or under any of the rights, properties or assets of SFNB acquired or to be acquired as a result of the
Contribution or otherwise to carry out the purposes of this Plan of Reorganization, the New Bank and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the New Bank, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of SFNB, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the New Bank or otherwise to carry out the purposes of this Plan of Reorganization.

         3.1.6. Immediately following the Contribution, the Purchase and Assumption (as defined below) and the dissolution contemplated by Section 3.3 of this Plan of Reorganization, the New Bank shall change its corporate title to "Security First Network Bank."

         3.1.7. Notwithstanding anything in this Section 3.1, at the Effective Time, the only assets to which New Bank shall be entitled and the only liabilities to which New Bank will be subject shall be the Acquired Assets and the Assumed Liabilities specifically included in the Banking Business at the Effective Time pursuant to the Agreement.

         SECTION 3.2. PURCHASE OF THE NON-BANKING BUSINESS OF SFNB BY THE HOLDING COMPANY

         3.2.1. Immediately following the Contribution, the Holding Company shall acquire the Non-Banking Business of SFNB, which shall include all assets of SFNB other than the Acquired Assets, and shall assume all liabilities of SFNB, other than the Assumed Liabilities (the "Purchase and Assumption") in exchange for a number of shares of Holding Company Common Stock equivalent to the number of shares of SFNB Common Stock outstanding immediately prior to the Effective Time, and a number of shares of Holding Company Preferred Stock equivalent to the number of shares of SFNB Preferred Stock outstanding immediately prior to the Effective Time.

         3.2.2. As a result of the Purchase and Assumption, the Holding Company shall possess all of the rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all of the restrictions, disabilities and duties of SFNB with respect to SFNB's Non-Banking Business; and all singular rights, privileges, immunities, powers and franchises of SFNB, and all property, real, personal and mixed, and all debts due to SFNB with respect to its Non-Banking Business, on whatever account, including subscriptions to shares, and all other things in action or belonging to SFNB shall be vested in the Holding Company; and all property, rights, privileges, immunities, powers and franchises, and all and every interest with respect to SFNB's Non-Banking Business, shall be thereafter as effectually the property of the Holding Company as they were of SFNB.

         3.2.3. All rights of creditors and all liens upon any of the assets included in the Non-Banking Business of SFNB shall be preserved unimpaired and all debts, liabilities and duties of SFNB, other than the Assumed Liabilities, thenceforth attach to the Holding Company and may be enforced against the Holding Company to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; provided, however, that all such liens shall attach only to the assets included in the Non-Banking Business to which they were attached prior to the Effective Time.

         3.2.4. Any action or proceeding, whether civil, criminal or administrative, instituted, pending or threatened by or against SFNB relating to its Non-Banking Business or shares of common stock shall be prosecuted as if the Purchase and Assumption had not taken place, and the Holding Company may be substituted as a party in such action or proceeding in place of SFNB.

         3.2.5. If, at any time after the Effective Time, the Holding Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm in the Holding Company its right, title or interest in, to or under any of the rights, properties or assets of SFNB acquired or to be acquired as a result of the Purchase and Assumption or otherwise to carry out the purposes of this Plan of Reorganization, the Holding Company and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Holding Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of SFNB, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Holding Company or otherwise to carry out the purposes of this Plan of Reorganization.

         SECTION 3.3. DISSOLUTION OF SFNB

         3.3.1. Immediately after the Contribution and the Purchase and Assumption, SFNB will prepare and file a certificate with the OTS evidencing the dissolution of SFNB at the Effective Time and shall surrender its charter for cancellation.

         3.3.2. In connection with the dissolution of SFNB and as of the Effective Time, SFNB shall declare a distribution to its shareholders of the shares of Holding Company Stock issued in its name so that a share of Holding Company Common Stock shall be distributed for each outstanding share of SFNB
Common Stock, and a share of Holding Company Preferred Stock shall be distributed for each outstanding share of SFNB Preferred Stock. Thereafter, the former holders of SFNB Stock shall have full and exclusive power to vote such shares of Holding Company Stock, to receive dividends thereon and to exercise all rights of an owner thereof as provided by the terms thereof.

         3.3.3. At the Effective Time, all previously issued and outstanding certificates representing shares of SFNB Stock (the "Old Certificates") shall be canceled and therefore shall cease to represent shares of SFNB Stock or any interest therein.

         SECTION 4. ACTIONS AFTER THE EFFECTIVE TIME

         As soon as practicable and in any event not more than 30 days after the Effective Time, the Holding Company shall make available through its stock transfer agent for the then holders of the Old Certificates, a certificate or certificates for the aggregate number of shares of

Holding Company Stock (the "New Certificates") to which said holders shall be entitled. Each such holder may surrender his Old Certificate and receive a New Certificate for an equal number of shares of Holding Company Stock. Until so surrendered, each Old Certificate shall be deemed, for all corporate purposes, to evidence the ownership of the number of shares of Holding Company Stock which the holder thereof would be entitled to receive upon its surrender.

         SECTION 5. CONDITIONS PRECEDENT

         This Plan of Reorganization and the transactions provided for herein shall not become effective unless all of the following shall have occurred:

         5.1. The Plan of Reorganization shall have been approved (i) by the requisite vote of holders of SFNB Common Stock at the Shareholder Meeting; (ii) by holders of at least two-thirds of the shares of SFNB Preferred Stock, and
(iii) by the requisite vote or consent of the holders of any other class of SFNB Stock.

         5.2. The OTS, acting under Section 10 of the Home Owners' Loan Act, as amended, shall have approved the application of the Holding Company to become the savings and loan holding company and all waiting periods shall have expired following such approval. The OTS also shall have approved the Contribution of SFNB's Banking Business to the New Bank, the Purchase and Assumption of the Non-Banking Business by the Holding Company and the dissolution of SFNB in accordance with this Plan of Reorganization.

         5.3. The shares of Holding Company Common Stock to be issued to the holders of SFNB Common Stock pursuant to the Plan of Reorganization shall have been registered or qualified for issuance under the Securities Act of 1933, as amended, and all applicable state securities laws or be exempt therefrom.

         5.4. The Holding Company Common Stock shall have been approved for listing on the Nasdaq.

         5.5. SFNB and the Holding Company shall have obtained all other consents, permissions and approvals and taken all actions required by law or agreement, or deemed necessary by SFNB or the Holding Company, prior to the consummation of the transactions provided for by the Plan of Reorganization.

         SECTION 6. ABANDONMENT OF PLAN OF REORGANIZATION

         The Plan of Reorganization may be abandoned by any of the Parties at any time before the Effective Time in the event that:

                  (a) Any action, suit, proceeding or claim has been instituted, made or threatened relating to the Plan of Reorganization which shall make consummation of the actions contemplated by the Plan of Reorganization inadvisable in the opinion of the Parties; or

                  (b)  For  any  other  reason,   consummation  of  the  actions
         contemplated by the Plan of Reorganization is inadvisable in the opinion of the Parties.

         Such abandonment shall be effected by written notice by any one of the Parties to each of the other Parties, authorized or approved by the board of directors by the Party giving such notice. Upon the giving of such notice, this Plan of Reorganization shall terminate and there shall be no liability hereunder or on account of such termination on the part of any of the Parties or the directors, officers, employees, agents or shareholders of any of them.

         SECTION 7. AMENDMENT OF PLAN OF REORGANIZATION

         The Plan of Reorganization may be amended or modified in any respect at any time by mutual agreement of the boards of directors of all of the Parties prior to the approval hereof by the shareholders of SFNB.

         SECTION 8. STOCK OPTIONS

         By voting in favor of this Plan of Reorganization, the Holding Company shall have approved adoption of all existing stock option plans and agreements of SFNB as stock option plans and agreements of the Holding Company and shall have agreed to issue Holding Company Common Stock in lieu of SFNB Common Stock pursuant to options for SFNB Common Stock currently outstanding. As of the Effective Time, the unexercised portion of the options for SFNB Common Stock then outstanding (including options outstanding under the existing stock option plans of SFNB) shall be assumed by the Holding Company and thereafter shall be exercisable only for shares of Holding Company Common Stock, with each such option being exercisable for a number of shares of Holding Company Common Stock equal to the number of shares of SFNB Common Stock that were available thereunder immediately prior to the Effective Time, and with no change in the option exercise price or any other term or condition of such option. The Holding Company and SFNB shall make appropriate amendments to the existing stock option plans and agreements to reflect the adoption of those plans as the stock option plans and agreements of the Holding Company without adverse effect upon the outstanding options.

         SECTION 9. GOVERNING LAW

         The Plan of Reorganization shall be governed by and construed in accordance with the laws of the United States and the State of Delaware, except with respect to choice of laws.

         IN WITNESS WHEREOF, the Parties hereto have caused this Second Amended and Restated Plan of Reorganization to be duly executed on the date specified.


                                   SECURITY FIRST NETWORK BANK

                                   By:   /s/ James S. Mahan, III
                                         ----------------------------------
                                         James S. Mahan, III
                                         Chief Executive Officer

                                   Date:  March 9, 1998
                                          ---------------------------------


[SEAL APPEARS HERE]

           CORPORATE SEAL


ATTEST:


 /s/ Lisa Wilkie
-----------------------
Lisa Wilkie
Assistant Secretary

                                   SECURITY FIRST TECHNOLOGIES CORPORATION

                                   By:   /s/ Robert F. Stockwell
                                         -----------------------------------
                                   Name:    Robert F. Stockwell
                                   Title:   Chief Financial Officer
                                   Date:    June 4, 1998



ATTEST:

/s/ Jeannie Morrill
------------------------
Name:  Jeannie Morrill
Assistant Secretary



                                   NEW SECURITY FIRST NETWORK BANK

                                   By:   /s/ James S. Mahan, III
                                         ----------------------------------
                                   Name:  James S. Mahan, III
                                   Title:  Chief Financial Officer and President
                                   Date:  September 30, 1998


ATTEST:


/s/ Nancy Kenley
-----------------------
Name:  Nancy K. Kenley
Assistant Secretary